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                                                                    EXHIBIT 99.1


                     THE PNC FINANCIAL SERVICES GROUP, INC.
                                  ONE PNC PLAZA
                                249 FIFTH AVENUE
                       PITTSBURGH, PENNSYLVANIA 15222-2707

                                February 10, 2005

Joe L. Allbritton
2970 Lazy Lane
Houston, TX 77019

Dear Mr. Allbritton:

         Reference is made to (i) the Agreement and Plan of Merger (the "Original Plan"), dated as of July 16, 2004, by and between PNC Financial Services Group, Inc. ("PNC") and Riggs National Corporation ("Riggs"), and (ii) the letter agreement dated as of July 16, 2004, by and between you and PNC (the "Voting Agreement").

         PNC and Riggs are considering entering into an amendment to the Original Plan in the form attached hereto (together with the disclosure schedules in the form attached hereto, the "Amended Plan"). By executing this letter agreement on the signature page attached hereto, you hereby agree and acknowledge that the Voting Agreement shall apply to the Amended Plan and the Merger (as defined in the Amended Plan), such that all references to the "Plan" in the Voting Agreement shall be deemed to refer to the Amended Plan. PNC hereby agrees that:

         1. PNC shall not, without your prior written consent, amend, waive or modify, nor shall it propose or agree to any amendment, waiver or modification of, any of the provisions of Sections 5.11, 5.12(b), 5.14 and 8.11 of the Amended Plan, in any manner that is adverse to you. In addition, if PNC agrees to any changes in the Amended Plan that are adverse to you PNC agrees that you shall no longer be bound by the Voting Agreement

         2. Upon consummation of the Merger, PNC will assume the obligations of Riggs under the Settlement Agreement, dated December 31, 2001, between you and Riggs (the "Settlement Agreement"). PNC has been advised that Riggs has not made the payment due on January 31,2005 under the Settlement Agreement.. PNC agrees that the execution of this letter and your vote in favor of the Amended Plan shall not be construed in any way as a consent by you to such failure to make the payment or a waiver by you of any rights with respect thereto.

                                    Very truly yours,

                                    PNC FINANCIAL GROUP, INC.


                                    By: /s/ William Mutterperl
                                        ---------------------------------------
                                        Name: William Mutterperl
                                        Title: Vice Chairman



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Joe L. Allbritton
February 10, 2005
Page 2


Agreed and acknowledged on this 10th day of February, 2005:




/s/ Joe L. Allbritton
-----------------------------
Joe L. Allbritton